ROBERT JARKOW
                          CERTIFIED PUBLIC ACCOUNTANT
                           3111 North Andrews Avenue
                         Fort Lauderdale, Florida 33309
                                 (954) 630-9070

Global Business Resources, Inc.
22154 Martella Avenue
Boca Raton, FL 33433

                         INDEPENDENT PUBLIC ACCOUNTANTS

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of Global Business Resources, Inc. on Form SB-2 of our report dated April 8, 2002, on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.




                              --------------------------
                                 Robert Jarkow, CPA

Boca Raton, Florida
May 21, 2002